CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-172439 on Form N-2 of our report dated August 24, 2011, related to the statement of assets and liabilities of First Trust Energy Infrastructure Fund, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois
September 26, 2011